  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 2000.

                                                      REGISTRATION NO. 333-44396
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 NEOPHARM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        8731                    51-0327886
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

                           --------------------------

                         100 CORPORATE NORTH SUITE 215
                          BANNOCKBURN, ILLINOIS 60015
                                 (847) 295-8678
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                JAMES M. HUSSEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 NEOPHARM, INC.
                         100 CORPORATE NORTH SUITE 215
                          BANNOCKBURN, ILLINOIS 60015
                                 (847) 295-8678
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

       CHRISTOPHER R. MANNING, ESQ.                       RODD M. SCHREIBER, ESQ.
 Burke, Warren, Mackay & Serritella, P.C.     Skadden, Arps, Slate, Meagher & Flom (Illinois)
     330 N. Wabash Avenue, Suite 2200                 333 W. Wacker Drive, Suite 2100
         Chicago, Illinois 60611                          Chicago, Illinois 60606

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses to be paid by the registrant in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee.........  $ 18,216
NASD Filing Fee.............................................     7,400
Nasdaq National Market Additional Shares Listing Fee........    17,500
Accounting Fees and Expenses................................    50,000
Legal Fees and Expenses.....................................   120,000
Printing....................................................   100,000
Miscellaneous...............................................     6,884
                                                              --------
  Total.....................................................  $320,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law. We have entered into indemnification agreements with our officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. We believe that these agreements are necessary to attract and retain qualified persons as directors and officers.

    Section 145 of the Delaware law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonable incurred in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Delaware law does not permit a corporation to eliminate a director's duty of care, and the provisions of our Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions and agreements, we have been informed that in the opinion of the staff of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.


         1.1            Form of Underwriting Agreement.**

         3.1            Amended and Restated Certificate of Incorporation.**

         3.2            Bylaws of the Registrant, as amended.**

         4.1            Specimen Common Stock Certificate filed with the Commission as Exhibit 4.1 to our Registration Statement on Form S-1
                        (File No. 33-90516), is incorporated by reference.

         5.1            Opinion of Burke, Warren, MacKay & Serritella, P.C.

        23.1            Consent of Arthur Andersen LLP.**

        23.2            Consent of Burke, Warren, MacKay & Serritella, P.C. (See
                        Exhibit 5.1).

        24.1            Power of Attorney (See page II-3).**

        27.1            Financial Data Schedule.**


------------------------


**  Previously filed.


ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bannockburn, Illinois, on the 21st day of September, 2000.


                                                       NEOPHARM, INC.

                                                       By:             /s/ JAMES M. HUSSEY
                                                            -----------------------------------------
                                                                         James M. Hussey
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                          *                            Director, Chairman of the    September 21, 2000
     -------------------------------------------       Board
                   John N. Kapoor

                 /s/ JAMES M. HUSSEY                   Director, President, and     September 21, 2000
     -------------------------------------------       Chief Executive Officer
                   James M. Hussey                     (Principal Executive
                                                       Officer)

                          *                            Director                     September 21, 2000
     -------------------------------------------
                   Sander A. Flaum

                          *                            Director                     September 21, 2000
     -------------------------------------------
                   Erick E. Hanson

                          *                            Director                     September 21, 2000
     -------------------------------------------
                  Matthew P. Rogan

                          *                            Director                     September 21, 2000
     -------------------------------------------
                    Kaveh Safavi

               /s/ LAWRENCE A. KENYON                  Chief Financial Officer      September 21, 2000
     -------------------------------------------       (Principal Financial
                 Lawrence A. Kenyon                    Officer and Principal
                                                       Accounting Officer)


------------------------


*   By James M. Hussey as attorney-in-fact.

                                 EXHIBIT INDEX


      EXHIBITS
---------------------
         1.1            Form of Underwriting Agreement.**

         3.1            Amended and Restated Certificate of Incorporation.**

         3.2            Bylaws of the Registrant, as amended.**

         4.1            Specimen Common Stock Certificate filed with the Commission as Exhibit 4.1 to our Registration Statement on Form S-1
                          (File No. 33-90516), is incorporated by reference.

         5.1            Opinion of Burke, Warren, MacKay & Serritella, P.C.

        23.1            Consent of Arthur Andersen LLP.**

        23.2            Consent of Burke, Warren, MacKay & Serritella, P.C. (See
                          Exhibit 5.1).

        24.1            Power of Attorney.**

        27.1            Financial Data Schedule.**


------------------------


**  Previously filed.